TRANSFER AGENCY SERVICE AGREEMENT

between

NEW RIVER FUNDS

and

INDEX

SECTION 1.

APPOINTMENTAND DELIVERY OF DOCUMENTS.

SECTION 2.

DUTIES OF GFS.

SECTION 3.

FEES AND EXPENSES.

SECTION 4.

ISSUANCE AND TRANSFER OF S.

SECTION 5.

 PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS.

SECTION 6.

STANDARD OF CARE AND INDEMNIFICATION.

SECTION 7.

REPRESENTATIONS AND WARRANTIES.

SECTION 8.

CONFIDENTIALITY.

SECTION 9.

PROPRIETARY INFORMATION.

SECTION 10.  EFFECTIVE DATE, TERM, AND TERMINATION.

SECTION 11.  ADDITIONAL FUNDS AND CLASSES.

SECTION 12.  ASSIGNMENT

SECTION 13.  DISASTER RECOVERY

SECTION 14.  LIAISON WITH ACCOUNTANTS

SECTION 15.  SUBCONTRACTORS.

SECTION 16.  MISCELLANEOUS.

SCHEDULE A - FUNDS TO BE SERVICED

SCHEDULE B – FEES AND EXPENSES

SCHEDULE C – AML CUSTOMER IDENTIFICATION PROGRAM DELEGATION

NEW RIVER FUNDS

TRANSFER AGENCY SERVICE AGREEMENT

AGREEMENT made this 12th day of September, 2003, and revised January 9, 2004, by and between New River Funds, a Delaware statutory trust, having its principal office and place of business at 1881 Grove Avenue, Radford, Virginia, 24141 (the “Trust”), and Gemini Fund Services, LLC, a Nebraska limited liability company having its principal office at 150 Motor Parkway, Hauppauge, NY 11788 (“GFS”).

WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue s (“s”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust offers s in the series as listed in Schedule A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 11, being herein referred to as a “Fund,” and collectively as the “Funds”); and

WHEREAS, the Trust desires that GFS perform certain transfer agency and dividend disbursing services for each Fund and GFS is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual premises and covenants contained herein, the Trust and GFS hereby agree as follows:

SECTION 1.

APPOINTMENTAND DELIVERY OF DOCUMENTS.

(a)

The Trust, on behalf of each Fund listed in Schedule A, hereby appoints GFS as (i) transfer agent for the authorized and issued s of the Funds, (ii) dividend disbursing agent, and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of s of any of the Funds (“holders”) as set out in the currently effective prospectuses and statements of additional information of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.  GFS accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 3 of this Agreement.

(b)

In connection therewith, the Trust has delivered to GFS copies of:

(i)

   the Agreement and Trust’s Declaration of Trust and By-laws (collectively, as amended from time to time, “Organizational Documents”);

(ii)

   the Trust’s Registration Statement on Form N-1A and all amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act (the “Registration Statement”);

(iii)

the Trust’s notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)

the Trust’s current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the “Prospectus);

(v)

procedures adopted by the Trust in accordance with Rule 17a-7 with respect to affiliated transactions.

(c)

The Trust shall promptly furnish GFS with all amendments of or supplements to the foregoing and shall deliver to GFS a certified copy of the resolution of the Board of Directors of the Trust (the “Board”) appointing GFS and authorizing the execution and delivery of this Agreement.

SECTION 2.

DUTIES OF GFS.

(a)

Transfer Agency Services.  In accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Funds, as applicable, and GFS, GFS will perform the following services:

(i)

   provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including:

(A)

maintaining all holder accounts;

(B)

preparing holder meeting lists;

(C)

preparing and certifying direct holder lists in conjunction with proxy solicitations;

(D)

preparing periodic mailing of year-end tax and statement information;

(E)

mailing holder reports and prospectuses to current holders;

(F)

withholding taxes on U.S. resident and non-resident alien accounts;

(G)

preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for holders;

(H)

preparing and mailing confirmation forms and statements of account to holders for all purchases and redemptions of s and other confirmable transactions in holder accounts; and

(I)

providing account information in response to inquiries from holders.

(ii)

receiving for acceptance, orders for the purchase of  s, and promptly delivering payment and appropriate documentation therefore to the Custodian of the Fund authorized by the Board of the Fund (the “Custodian”); or, in the case of a Fund operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder record keeper for the master portfolios in which the Fund invests;

(iii)

   pursuant to purchase orders, issuing the appropriate number of s and holding such s in the appropriate holder account;

(iv)

   receiving for acceptance redemption requests and redemption directions and delivering the appropriate documentation therefore to the Custodian or, in the case of Fund operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder record keeper for the master portfolios in which the Fund invests;

(v)

   as and when it receives monies paid to it by the Custodian with respect to any redemption, paying over or cause to be paid over the redemption proceeds as required by the Prospectus pursuant to which the redeemed s were offered and as instructed by the redeeming holders;

(vi)

   effecting transfers of s upon receipt of appropriate instructions from holders;

(vii)

preparing and transmitting to holders (or crediting the appropriate holder accounts) payments for all distributions and dividends declared by the Trust with respect to s;

(viii)

receiving from holders or debit holder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

(ix)

recording the issuance of s of the Fund and maintaining pursuant to SEC Rule 17Ad-10(e) a record of the total number of s of the Fund which are authorized, based upon data provided to it by the Fund, issued and outstanding; and

(x)

providing the Trust on a regular basis with the total number of s which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of s, to monitor the issuance of such s or to take cognizance of any laws relating to the issue or sale of such s, which functions shall be the sole responsibility of the Fund.

(b)

Other Services. In addition to, and neither in lieu nor in contravention of the services set forth in the above paragraph, GFS shall provide the following additional services on behalf of the Trust and such other services agreed to in writing by the Trust and GFS:

(i)

   monitoring and making appropriate filings with respect to the escheatment laws of the various states and territories of the United States.

(c)

Lost holders.  GFS shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 (the “Lost holder Rules”) of the Securities Exchange Act of 1934 (“1934 Act”), including, but not limited to, those set forth below.  GFS may, in its sole discretion, use the services of a third party to perform some of or all such services.

(i)

documentation of search policies and procedures;

(ii)

execution of required searches;

(iii)

tracking results and maintaining data sufficient to comply with the Lost holder Rules; and

(iv)

preparation and submission of data required under the Lost holder Rules.

(d)

Safekeeping. GFS shall establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping, control, preparation and use of  certificates, check forms, and facsimile signature imprinting devices. GFS shall also establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of all records maintained by GFS pursuant to this Agreement.

(e)

Lost, Stolen or Mutilated Certificates.  GFS shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation.  GFS shall issue  certificates and replacement  certificates for those  certificates alleged to have been lost, stolen, or destroyed upon receipt by GFS of indemnification satisfactory to GFS and protecting GFS and the Trust and, at the option of GFS, issue replacement certificates in place of mutilated  certificates upon presentation thereof without requiring indemnification.

(f)

Withdrawal of s and Cancellation of Certificates.  Upon receipt of written instructions from the Trust, GFS shall cancel outstanding certificates surrendered by the Trust to reduce the total amount of outstanding s by the number of s surrendered by the Trust.

(g)

Responsibility for Compliance with Law.

(i)

   In General.  Except with respect to GFS’ duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

(ii)

   Issuance of s. The responsibility of GFS for the Trust’s state registration status is solely limited to the reporting of transactions to the Trust, and GFS shall have no obligation, when recording the issuance of s, to monitor the issuance of such s or to take cognizance of any laws relating to the issue or sale of such s, which functions shall be the sole responsibility of the Trust or its distributor or other agent.

(h)

New Procedures.  New procedures as to who shall provide certain of these services in Section 2 may be established in writing from time to time by agreement between the Trust and GFS. GFS may at times perform only a portion of these services and the Trust or its agent may perform these services on the Trust’s behalf.

(i)

Anti-Money Laundering (“AML”) Delegation.  The Trust hereby delegates to GFS certain AML duties under this Agreement as permitted by law and pursuant to the Trust’s Anti-Money Laundering Policies and Procedures, which are set forth in Schedule C.  The Trust’s Anti-Money Laundering Policies and Procedures may be changed from time to time subject to mutual written agreement between the parties.  In consideration of the performance of the duties by GFS pursuant to Section 2(k), the Trust agrees to pay GFS for the reasonable administrative expense that may be associated with such additional duties in the amount as the parties may from time to time agree in writing in accordance with Section 3 (Fees and Expenses) below.

(j)

National Securities Clearing Corporation (the “NSCC”).  GFS will: (i) process accounts through Networking and the purchase, redemption, transfer and exchange of s in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC’s participants, including the Trust), in accordance with, instructions transmitted to and received by GFS by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by GFS; (ii) issue instructions to the Trust’s bank for the settlement of transactions between the Trust and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Trust’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain holder accounts through Networking.

(k)

Recordkeeping. GFS shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, GFS agrees that all such records prepared or maintained by GFS relating to the services to be performed by GFS under this Agreement are the property of the Trust and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Trust on and in accordance with the Trust’s request. The Trust and the Trust’s authorized representatives shall have access to GFS’ records relating to the services to be performed under this Agreement at all times during GFS’ normal business hours. Upon the reasonable request of the Trust, copies of any such records shall be provided promptly by GFS to the Trust or its authorized representatives.  GFS shall maintain the following holder account information:

(i)

name, address and United States Tax Identification or Social Security number;

(ii)

number of s held and number of s for which certificates, if any, have been issued, including certificate numbers and denominations;

(iii)

historical information regarding the account of each holder, including dividends and distributions paid and the date and price for all transactions on a holder’s account;

(iv)

any stop or restraining order placed against a holder’s account;

(v)

any correspondence relating to the current maintenance of a holder’s account;

(vi)

information with respect to withholdings;

(vii)

any information required in order for GFS to perform any calculations by this Agreement; and

(viii)

certain records related to anti-money laundering pursuant to the Trust’s Anti-Money Laundering Policies and Procedures set forth in Schedule C.

SECTION 3.

FEES AND EXPENSES.

(a)

Fees.  For the services provided by GFS pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to pay GFS the fees, set forth in Schedule B attached hereto.  Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date GFS begins providing services to the Funds.  For the purpose of determining fees calculated as a function of the Trust’s assets, the value of the Trust’s assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.  GFS will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month; and GFS' fee shall not be subject to monthly pro ration.

(b)

Expenses.  GFS will bear its own expenses, in connection with the performance of the services under this Agreement, except as provided herein or as agreed to by the parties.   In addition to the fees paid under subsection (a), the Trust agrees to reimburse GFS for out-of-pocket expenses or advances incurred by GFS for the items set out in Schedule B and any other expenses incurred by GFS at the written request or with the consent of the Trust.  Generally, out-of-pocket expenses shall be considered and approved in accordance with Expense Approval Guidelines as mutually agreed upon by the parties hereto from time to time.

(c)

Fee Changes.  The fees, out-of pocket expenses and advances identified in subsections (a) and (b) above may be changed from time to time subject to written agreement between the Trust and GFS.  For reports, analyses and services requested in writing by the Trust and provided by GFS, not in the ordinary course, GFS shall charge $150/hour for senior staff time, $75/hour for junior staff time and $200/hour for computer personnel time.

(d)

Due Date.  All fees under subsection (a) above are due and payable within ten (10) days of receipt of invoice.  All expenses under subsection (b) above are due and payable within fifteen (15) days of receipt of invoice.

(e)

Disputes.  In the event of such a dispute, the trust may only withhold that portion of the fee or expense subject to the good faith dispute.  The Trust shall notify GFS in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Trust is disputing any amounts in good faith.  If the Trust does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Trust.  The Trust shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount.  If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.  The Trust agrees that Interests, at a rate of eighteen (18) percent per year, can be charged if invoices remain outstanding greater than twenty (20) days.

SECTION 4.

ISSUANCE AND TRANSFER OF S.

(a)

Issuance of s. GFS shall make original issues of s of each Fund in accordance with the Prospectus only upon receipt of:

(i)

      instructions requesting the issuance,

(ii)

      a certified copy of a resolution of the Board authorizing the issuance,

(iii)

necessary funds for the payment of any original issue tax applicable to such s, and

(iv)

      an opinion of the Trust’s counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Trust of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If such opinion is contingent upon a filing under Section 24 of the 1940 Act, the Trust shall indemnify GFS for any liability arising from the failure of the Trust to comply with that section or the rules thereunder.

(b)

Transfer of s. Transfers of s of each Fund shall be registered on the holder records maintained by GFS. In registering transfers of s, GFS may rely upon the Uniform Commercial Code as in effect in the State of Nebraska or any other statutes that, in the opinion of GFS’ counsel, protect GFS and the Trust from liability arising from:

(i)

not requiring complete documentation;

(ii)

registering a transfer without an adverse claim inquiry;

(iii)

delaying registration for purposes of such inquiry; or

(iv)

refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, GFS will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

SECTION 5.

 PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS.

(a)

Purchase Orders. s shall be issued in accordance with the terms of the Prospectus after GFS or its agent receives either:

(i)

(A) an instruction directing investment in a Fund, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

(ii)

the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

(b)

Distribution Eligibility.   s issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the s are offered.

(c)

Determination of Federal Funds. holder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the Prospectus:

(i)

for a wire received, at the time of the receipt of the wire;

(ii)

for a check drawn on a member bank of the Federal Reserve System, on the second Fund Business Day following receipt of the check; and

(iii)

for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as GFS is credited with Federal Funds with respect to that check.

SECTION 6.

STANDARD OF CARE AND INDEMNIFICATION.

(a) Indemnification of GFS.  The Trust shall on behalf of each applicable Fund indemnify and hold GFS harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to the Trust’s refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust’s lack of good faith, gross negligence or willful misconduct with respect to the Trust’s performance under or in connection with this Agreement.    GFS shall not be responsible for and shall be entitled to rely upon and may act upon information, records and reports generated by the Funds, advice of the Funds, or of counsel for the Funds and upon statements of the Funds’ independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of GFS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without gross negligence, bad faith, willful misconduct or reckless disregard of its duties, and the Trust shall hold GFS harmless in regard to any liability incurred by reason of the inaccuracy of such information or for any action reasonably taken or omitted in good faith reliance on such information.

(b) Indemnification of the Trust. GFS shall indemnify and hold the Trust and each applicable Fund harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to GFS’ refusal or failure to comply with the terms of this Agreement, or which arise out of GFS’ lack of good faith, gross negligence or willful misconduct with respect to GFS’ performance  under  or in connection with this Agreement.

(c)

Reliance.  At any time, GFS may apply to any officer of the Trust for instructions, and may consult with legal counsel to the Trust with respect to any matter arising in connection with the services to be performed by GFS under this Agreement, and GFS and its agents or subcontractors shall not be liable and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. Additionally, and except to the extent that GFS may be liable pursuant to 6(a) above, GFS shall not be liable for any action taken or failure to act in good faith in reliance upon:

(i)

any paper or document furnished (pursuant to procedures mutually agreed to by GFS and New River Advisers LLC, manager of the Trust, or sub-advisers (collectively referred to as the “Advisers”)) by or on behalf of the Trust, reasonably believed by GFS to be genuine and to have been signed by the proper person or persons;

(ii)

any instruction, information, data, records or documents provided to GFS or its agents or subcontractors furnished (pursuant to procedures mutually agreed to by GFS and the Advisers) by machine readable input, telex, CRT data entry or other similar means authorized by the Trust; and

(iii)

any authorization, instruction, approval, item or set of data, or information of any kind transmitted to GFS in person or by telephone, vocal telegram or other electronic means, furnished and reasonably believed by GFS to be genuine and to have been given by the proper person or persons. GFS shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. GFS, its agents and subcontractors shall also be protected and indemnified in recognizing  certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Trust.

(d)

Reliance on Electronic Instructions. If the Trust has the ability to originate electronic instructions to GFS in order to (i) effect the transfer or movement of cash or s or (ii) transmit holder information or other information, then in such event GFS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established and agreed upon by GFS and the Advisers.

(e)

Errors of Others.  GFS shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by GFS) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information) or custodian to the Trust; except or unless any GFS action or inaction by GFS is a direct or proximate cause of the error.

(f)

Use of Fund/Serv and Networking. The Trust has authorized or in the future may authorize GFS to act as a “Mutual Fund Services Member” for the Trust or various Funds. Fund/SERV and Networking as used herein have the meanings as set forth in the then current edition of NSCC RULES AND PROCEDURES published by NSCC or such other similar publication as may exist from time to time.

(g)

Notification of Claims. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

SECTION 7.

REPRESENTATIONS AND WARRANTIES.

(a)

Representations of GFS.  GFS represents and warrants to the Trust that:

(i)

it is a corporation duly organized and existing and in good standing under the laws of the State of Nebraska;

(ii)

it is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into this Agreement and perform its duties under this Agreement;

(iii)

it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

(iv)

it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

(b)

Representations of the Trust.  The Fund represents and warrants to GFS that:

(i)

it is a Trust duly organized and existing and in good standing under the laws of the State of Delaware;

(ii)

it is empowered under applicable laws and by its Organizational Documents to enter into and perform this Agreement;

(iii)

all proceedings required by said Organizational Documents have been taken to authorize it to enter into and perform this Agreement;

(iv)

it is an open-end management investment company registered under the 1940 Act; and a registration statement under the Securities Act of 1933 will be effective prior to the Fund publicly offering s and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all s of the Fund being offered for sale.

SECTION 8.

CONFIDENTIALITY.

GFS and the Trust agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except that GFS may:

(a)

prepare or assist in the preparation of periodic reports to holders and regulatory bodies such as the SEC;

(b)

provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies;

(c)

release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where GFS may be exposed to civil or criminal liability or proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust and the Advisers; and

(d)

In accordance with Section 248.1 of Regulation S-P (17 CFR 248.1 – 248.30) (“Reg S-P”), GFS will not directly, or indirectly through an affiliate, disclose any non-public personal information as defined in Reg S-P, received from the Fund to any person that is not affiliated with the Fund or with GFS and provided that any such information disclosed to an affiliate of GFS shall be under the same limitations on non-disclosure.

SECTION 9.  PROPRIETARY INFORMATION.

(a)

Proprietary Information of GFS. The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by GFS on databases under the control and ownership of GFS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to GFS or the third party. The Trust agrees to treat all Proprietary Information as proprietary to GFS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

(b)

Proprietary Information of the Trust. GFS acknowledges that the holder list and all information related to holders furnished to GFS by the Trust or by a holder in connection with this Agreement (collectively, “Customer Data”) constitute proprietary information of substantial value to the Trust. In no event shall Proprietary Information be deemed Customer Data. GFS agrees to treat all Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as maybe directed by the Trust or as maybe duly requested by regulatory authorities.

(c)

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 9.  The obligations of this Section shall survive any earlier termination of this Agreement.

SECTION 10.  EFFECTIVE DATE, TERM, AND TERMINATION.

(a)

Effective Date. This Agreement shall become effective on the date first above written.

(b)

Term.  This Agreement shall remain in effect for a period of two (2) years from the date of its effectiveness, unless terminated according to Section 10(c) below, and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the members of the Board.

(c)

Termination.  This Agreement can be terminated upon ninety (90) days prior written notice by either party.  Compensation due GFS and unpaid by the Trust upon such termination shall be due on the date of termination or after the date that the provision of services ceases, whichever is later.  In the event of termination, GFS agrees that it will cooperate in the smooth transition of services and to minimize disruption to the Trusts and its holders, including liaison with the Trusts accountants.

(d)

Reimbursement of GFS’ Expenses.  If this Agreement is terminated with respect to a Fund or Funds, GFS shall be entitled to collect from the Fund or Funds, in addition to the compensation described under Section 3 hereof, the amount of all of GFS’s reasonable labor charges and cash disbursements for services in connection with GFS’s activities in effecting such termination, including without limitation, the labor costs and expenses associated with the de-conversion of the Trusts records of each Fund from its computer systems, and the delivery to the Trust and/or its designees of the Trust’s property, records, instruments and documents, or any copies thereof.  The agreed upon amount for such de-conversion is set forth on Schedule B.  Subsequent to such termination, for a reasonable fee, GFS will provide the Trust with reasonable access to all Trust documents or records, if any, remaining in its possession. In the event that GFS gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent(s) (and any other service provider(s)), and all reasonable trailing expenses incurred by GFS, will be borne by GFS.

(e)

Survival of Certain Obligations.  The obligations of Sections 3, 6, 8, 9, 10 and 14 shall survive any termination of this Agreement.

SECTION 11.  ADDITIONAL FUNDS AND CLASSES.

If the Trust establishes one or more series of s or one or more classes of s after the effectiveness of this Agreement, such series of s or classes of s, as the case may be, shall become Funds and classes under this Agreement; provided, however, that either GFS or the Trust may elect not to make any such series or classes subject to this Agreement.

SECTION 12.  ASSIGNMENT

This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the prior written consent of GFS.GFS may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may or may not be affiliated persons of GFS and which agree to comply with the terms of this Agreement; provided, however, that any such subcontracting shall not relieve GFS of its responsibilities hereunder. GFS may pay those persons for their services, but no such payment shall increase GFS' compensation from the Trust.

SECTION 13.  DISASTER RECOVERY

GFS shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

SECTION 14.  LIAISON WITH ACCOUNTANTS

GFS shall act as liaison with the Trust’s independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Fund.  GFS shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

SECTION 15.  SUBCONTRACTORS.

GFS may, without further consent on the part of the Trust, subcontract for the performance hereof with any entity, including affiliated persons of GFS; provided however, that GFS shall have previously identified the subcontractor to the Trust and the Trust shall not have objected to the delegation and that GFS shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as GFS is for its own acts and omissions.

SECTION 16.  MISCELLANEOUS.

(a)

Amendments. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b)

Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Virginia.

(c)

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)

Counterparts. The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)

Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)

Force Majeure.  In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g)

Arbitration.  Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer) in the City of New York or the Commonwealth of Virginia, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.  The party initiating the action shall determine the situs of the matter in New York or Virginia.

(h)

Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(i)

Notices.  All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:	To GFS:
Doit L. Koppler II	Gemini Fund Services, LLC.
Chairman	150 Motor Parkway, Suite 205
New River Funds	Hauppauge, NY 11788
1902 Grove Avenue	Attn: Kevin P. Meehan, President
Radford, VA 24141

With a copy to:

Bibb L. Strench, Esq.

Stradley Ronon Stevens & Young LLP
1220 19th Street, N.W. - Suite 600
Washington, D.C. 20036

(j)

Distinction of Funds. Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(k)

Representation of Signatories. Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

NEW RIVER FUNDS

GEMINI FUND SERVICES, LLC

By:      /S/ Doit L. Koppler II

By:  /S/ Kevin P. Meehan

Doit L. Koppler II

Kevin P. Meehan

Chairman

President

Date: 01/09/04

Date: 01/09/04

NEW RIVER FUNDS

TRANSFER AGENCY SERVICE AGREEMENT

Schedule A - Funds to be Serviced

New River Core Equity Fund

New River Small Cap Fund

New River Core Fixed Income Fund

NEW RIVER FUNDS

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B – Fees and Expenses

For the services rendered by GFS, in its capacity as transfer agent, the Trust shall pay GFS the following transfer agent fees, out-of-pocket expenses, activity charges, and special reports charges, which shall be billed to the Trust monthly:

I. TRANSFER AGENT FEES

1. DATA CONVERSION FEE FROM PREVIOUS TRANSFER AGENT: N/A

2. SERVICE FEE:

Equity and Bond Funds

$__ annual fee per open account and $__ annual fee per closed account with a minimum of $______annually per fund/class PLUS out-of-pocket expenses

Monthly Calculation: The greater of the Monthly Minimum Fee or the number of holder accounts multiplied by $___ for open accounts or $___ for closed accounts ($____ per month per fund/class for the monthly minimum).

The Trust shall reimburse GFS for all out-of-pocket expenses, including, but not limited to the following:

1)

Telephone and Toll Free Lines

2)

Printing Fund Documents

3)

Bank Fees

4)

NSCC Charges

5)

Postage

6)

Pre and Post Sale Fulfillment

7)

Proxy Services

8)

Travel Requested by the Trust

9)

Tax Reporting

10)

Record Storage

11)

Fund Stationary and Supplies

12)

All other out -of -pocket expenses incurred on behalf of the Trust

NEW RIVER FUNDS

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B – Fees and Expenses

3. DATA DE-CONVERSION FEE:

A one-time Data De-Conversion fee of $____ shall be charged upon a cancellation or termination of this Agreement by the Trust for any reason other than liquidation of the Funds .. No fee shall be payable upon a cancellation or termination by GFS.

II. ACTIVITY CHARGES

1. GENERAL ACTIVITY CHARGES:

1) 24 Hour Automated Voice Response:

a) Initial set-up (one-time) charge:

$____ per fund

b) Monthly charge:

$___ per fund

2) Customer Service Calls:

$___ per call

3) Manual Transactions:

$___ per transaction

4) New Account Opening: (manual)

$___ per account

5) New Account Opening: (electronic)

$___ per account

6) Incoming IRA Transfer from prior custodian:

$____

7) IRA Transfer to successor custodian:

$____

NEW RIVER FUNDS

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B – Fees and Expenses

2. INTERNET ACCESS:

Each holder/adviser/broker hit billed at $___ per hit, not to exceed $___ in any month.

Initial fund group setup charges will be based on the number of hours multiplied by the hourly charges indicated below under Special Reports Charges.

3. ISSUANCE OF  CERTIFICATES:

For each  certificate issued by GFS, a $____ charge will be assessed to the Fund for which the certificate was issued.

4. IRA PLAN FEES:

The following fees will be charged directly to the holder account:

Annual maintenance fee ............................................$____ /account *

* Includes an $____ Bank Custody Fee.

III. SPECIAL REPORTS CHARGES

All special reports and/or analyses requested by the Trust, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

GFS Senior staff

$____/hr.

GFS Junior staff

$ ____/hr.

MIS staff

$ ____/hr.

NEW RIVER FUNDS

TRANSFER AGENCY SERVICE AGREEMENT

Schedule C –  ANTI-MONEY LAUNDERING POLICIES AND PROCEDURES

INTRODUCTION

New River Funds (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, has established this anti-money laundering compliance program (“AML Program”), which includes the Trust’s customer identification program (“CIP”).  The AML Program is designed to comply with the various anti-money laundering regulations (“AML Rules”) promulgated by the Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) and the U.S. Securities and Exchange Commission (“SEC”) that are applicable to the Trust.

The International Money Laundering and Abatement and Anti-Terrorist Financing Act of 2001 was signed into law as Title III of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) on October 26, 2001.  The USA Patriot Act amended existing anti-money laundering laws, most notably the Bank Secrecy Act of 1970 (“BSA”).

In general, the anti-money laundering provisions of the USA Patriot Act apply to financial institutions (“Financial Institutions”), as that term is defined under the BSA.  The BSA, as amended by the USA Patriot Act, defines Financial Institutions to include investment companies.  Accordingly, several of the AML Rules that implement the requirements established by the USA Patriot Act apply to the Trust.

Section 352(h) of the USA Patriot Act and the implementing regulations thereunder require certain Financial Institutions, including registered open-end management investment companies (“Mutual Funds”), to adopt and implement a written anti-money laundering program.  Section 326 of the USA Patriot Act and the implementing regulations thereunder require certain Financial Institutions, including Mutual Funds, to implement customer identification verification programs as a part of their written anti-money laundering program.  Section 351 of the USA Patriot Act and the implementing regulations thereunder require certain Financial Institutions to submit suspicious activity reports (“SARs”).

The Trust has established this AML Program pursuant to, and in compliance with, Sections 352(h), 326 and 351 of the USA Patriot Act and the implementing regulations thereunder.  Accordingly, this AML Program is designed to: (i) detect and deter suspicious transactions that reasonably may be associated with money laundering; (ii) cause the timely reporting of such transactions; and (iii) ensure compliance with the AML Rules that are applicable to Mutual Funds.

BUSINESS OVERVIEW

As described more fully below, the Trust generally does not directly interface with the Trust’s holders (“holders”).  Gemini Fund Services, LLC (“GFS”) processes account applications and purchase and redemption orders on behalf of the Trust.  Accordingly, the Trust does not have the internal capability to verify the identity of the holders or monitor individual account activity.

The Trust has entered into a Underwriting Agreement (“Underwriting Agreement”) with Aquarius Fund Distributors, Inc. (the “Underwriter”).  Pursuant to the provisions of the Underwriting Agreement (and certain related agreements and future agreements between the Underwriter and other parties), the Trust’s securities are offered, or will be offered, to holders through various registered investment advisers, broker-dealers or other financial intermediaries (each, a “Financial Intermediary” and collectively, “Financial Intermediaries”).  In some situations, when a holder makes an initial investment in the Trust through a Financial Intermediary, the Financial Intermediary opens an account with GFS on behalf of the holder via the Fund/SERV system, which is an automated system maintained by the National Securities Clearing Corporation.  In addition, some Financial Intermediaries may establish omnibus accounts with GFS.  Pursuant to this process, the Trust does not receive any information about the identity of the holders prior to the opening of the account or the processing of any account transactions.

Therefore, holders open their accounts and conduct transactions with the Trust primarily through GFS and Financial Intermediaries.    Accordingly, the Trust does not receive or distribute any cash, cash equivalents, negotiable instruments, or other forms of payment for investments or redemptions made by the holders.

 DESIGNATION OF COMPLIANCE OFFICER

The Trust’s Board of Trustees (the “Board”) has designated Robert Patzig as the Trust’s anti-money laundering compliance officer (“AML Compliance Officer”).  The AML Compliance Officer may designate assistant anti-money laundering compliance officer and delegate responsibilities to such persons.

The AML Compliance Officer reports to the Board no less than annually on the status of the AML Program.  In addition, the AML Compliance Officer will report to the Board regarding any significant suspicious activity within the Trust that may reasonably be associated with money laundering.

The AML Compliance Officer is responsible for advising the Board on the Trust’s reporting responsibilities, if any, in the case of suspected money-laundering activity.  In addition to certain responsibilities identified above and in the sections below, the AML Compliance Officer is responsible for ensuring that the AML Program is kept up-to-date with relevant changes in AML Rules that are applicable to the Trust.

CUSTOMER IDENTIFICATION PROGRAM

Because of the process of purchasing and redeeming s of the Trust, as described above, the Trust must rely on the customer identification procedures established by GFS.  The Trust delegates to GFS the implementation and operation of its CIP, designed to identify and verify persons seeking to open an account with the Trust, to the extent reasonable and practicable.  GFS will maintain records of the information used to verify the person’s identity and determine whether the person appears on any lists of known or suspected terrorist or terrorist organizations provided to the Trust by any government agency.  Duties include:

1.

Prior to opening a customer account or granting customers authority to effect transactions with respect to an account, GFS shall obtain and record, on behalf of the Trust, the following identifying information about each customer, at a minimum including:

a.

Name;

b.

Date of birth, for a natural person;

c.

Addresses, including:

i.

residence or business street address or an Army Post Office or Fleet Post Office box number or residential or business street address of next of kin or other contact individual; or

ii.

principal place of business local office or other physical location, for a person other than a natural person; and

d.

Identification numbers:

i.

A taxpayer identification number from each customer that is a US person; or

ii.

A taxpayer identification number, passport number and country of issuance, alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard from each customer that is not a US person, except that the customer can provide this information within a reasonable period of time after the account is established provided that the customer has applied for and can provide a copy of such application for the employer identification number prior to such time.

2.

GFS must verify all the above stated forms of customer identification within a reasonable time after the account is opened.  Verification can occur through:

a.

Documentation including:

i.

Unexpired government-issued identification, such as a driver’s license or passport for individuals; and

ii.

Documents showing the existence of an entity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or trust instrument for a person that is not an individual.

b.

When documentary verification fails for reasons including but not limited to, GFS not being familiar with the documents presented, no documentation is obtained by GFS, or the customer does not open the account in person, GFS may then verify customer identity via non-documentary methods including:

i.

Directly contacting the customer;

ii.

Independent verification of the customer’s identity through comparison of information provided by customer with information obtained from a consumer reporting agency, public database, or other source;

iii.

Checking references with other financial institutions; and

iv.

Obtaining a financial statement.

c.

When GFS cannot verify the identity of a customer, who is not an individual, by documentary or non-documentary methods stated above, GFS shall obtain information about individuals with authority or control over such account, such as persons authorized to effect transactions in the holder or record’s account.

3.

GFS must maintain records of all information obtained from customers to verify their identity, including at a minimum:

a.

All customer identification documentations obtained under paragraph 1(a).  Such information must be retained by GFS for five (5) years after the date the account is closed;

b.

A description of any documentary method used to verify identification, as set out in paragraph above.  GFS must note the type of documents, any identification number in the document, place of issuance and date of issuance. Such information must be retained by GFS for five (5) years after the record is made;

c.

A description of the non-documentary methods, as set out in paragraph b(ii) above, and results of the measures GFS took to verify the identity of the customer.  Such information must be retained by GFS for five (5) years after the record is made; and

d.

A description of how GFS resolved any substantive discrepancy it discovered when verifying the customer identification information it received.  Such information must be retained by GFS for five (5) years after the record is made.

4.

Within a reasonable time after GFS opens a customer account, and preferably prior to opening the account, GFS must make a determination as to whether the customer appears on any list of known or suspected terrorists or terrorist organizations as issued by any federal government agency and designated as such by the Department of the Treasury.  GFS should make the determination by cross-checking customer names with such lists.

5.

The Trust must post a notice on its website and its account applications in an effort to give customers notice, prior to opening the account, that GFS, for the Trust, is requesting information to verify the customer’s identity.  The notice must generally describe the identification requirements.

TRANSACTION MONITORING PROCEDURES

Because holder transactions are processed by GFS, and in some cases by Financial Intermediaries, the Trust must rely on the anti-money laundering procedures of GFS and Financial Intermediaries to ensure that the Trust is not used for money-laundering transactions.  For example, the Trust must rely on GFS’s procedures to ensure that:  (i) certain forms of payment that GFS deems may be consistent with money-laundering activity, such as payment by cash or cash equivalents, are not accepted; and (ii) requests for underwriting of redemption proceeds to an address or an account other than the investor’s primary account listed on the account application are not processed without proper due diligence.

VERIFICATIONS

The Trust is directing the AML Compliance Officer to use his or her collective best efforts to obtain an annual certification (“Transfer Agency Certifications”) that states that GFS: (i) has implemented an anti-money laundering program; (ii) will perform (or its agent will perform) the specific anti-money laundering requirements under Transfer Agency Amendment; and (iii) if applicable, has not detected any suspected money laundering activity with respect to the Trust.  The Trust is hereby directing the AML Compliance Officer to ensure that the Transfer Agency Amendment and Transfer Agency Certifications satisfy the requirements of 31 CFR § 103.131(b)(6), as may be amended from time to time.

EMPLOYEE TRAINING

The Trust does not have employees.  Pursuant to this AML Program, the Trust will rely on the anti-money laundering training programs implemented by the Adviser and GFS.  Each employee of GFS that has been identified by the AML Compliance Officer as having responsibility under the AML Program will receive initial training on the AML Program.  Periodic ongoing training will occur at the direction of the AML Compliance Officer.  The AML Compliance Officer will maintain the schedule of training and records of those in attendance.

INDEPENDENT AUDIT

The Trust will undertake to conduct an audit to determine the efficacy of the AML Program.  For this purpose, the Trust may engage internal management personnel (excluding the AML Compliance Officer), the Trust’s outside public auditors or legal counsel, or another consultant.  Such audits will occur at least once every two years, but may occur more often.  The AML Compliance Officer will present to the Board a summary of the results of each audit.

At a minimum, the audit should: (i) test internal procedures for compliance with applicable AML Rules; (ii) review records of any suspected money laundering activity that may have been detected or reported; (iii) determine whether or not more frequent audits are necessary based upon the frequency and significance of reported suspicious activities; and (iv) provide a written summary of findings and recommendations.

RECORDKEEPING

The AML Compliance Officer will ensure that they and/or GFS maintain copies of the AML Program and data relating to any suspected money-laundering activity, including any reports filed with regulatory authorities.  All records must be maintained for at least five (5) years and in compliance with the requirements of applicable anti-money laundering laws and regulations.

JOINT INVESTIGATIONS

The Trust will cooperate with other financial institutions to investigate suspicious or criminal activity to the extent permitted by law.